Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2024 included in Registration Statement (Form S-4) of Glatfelter Corporation.

/s/ Ernst & Young LLP

Indianapolis, Indiana

August 22, 2024